EXHIBIT 99.1

Innovation Pharmaceuticals Completes End-of-Phase 2 Meeting with FDA; Brilacidin Oral Rinse to Advance Into Phase 3 Clinical Trials for Prevention of Severe Oral Mucositis

BEVERLY, MA – December 17, 2018 (GLOBE NEWSWIRE) -- Innovation Pharmaceuticals (OTCQB:IPIX) (“the Company”), a clinical stage pharmaceutical company, announced today that the Company and the U.S. Food and Drug Administration (FDA) have completed an End-of-Phase 2 meeting concerning the continuing development of Brilacidin oral rinse to decrease the incidence of Severe Oral Mucositis (SOM) in Head and Neck Cancer (HNC) patients receiving chemoradiation. Brilacidin oral rinse is being developed under FDA Fast Track designation for Oral Mucositis (OM).

Both parties agreed to an acceptable Brilacidin Phase 3 development pathway, including studying Brilacidin oral rinse effects on SOM when cisplatin is administered in higher concentrations (80-100 mg/m2) every 21 days, and at lower concentrations (30-40 mg/m2) administered weekly as part of the chemoradiation regimen.

Once official meeting minutes are received from the FDA, the Company expects to release more details regarding planned Phase 3 trials of Brilacidin as a novel oral SOM treatment. Conducted in accordance with the FDA guidance, the goal of the upcoming studies will be to satisfy requirements for a New Drug Application and, ultimately, obtain marketing approval of Brilacidin for SOM. Management further intends to solicit international regulatory bodies for the purpose of expanded registration globally.

“Our interactions with the FDA have been highly collaborative and constructive, providing us with clear guidance to help inform our Phase 3 development plans,” commented Arthur P. Bertolino, MD, PhD, MBA, President and Chief Medical Officer at Innovation Pharmaceuticals. “We are in alignment as to necessary key pivotal trial design features and Phase 3 clinical outcomes needed to support a NDA filing. We look forward to continue working closely with FDA on our Brilacidin oral rinse program as we prepare to enter the pivotal stage of clinical evaluation.”

“This is an extremely exciting moment for Innovation Pharmaceuticals and its shareholders,” commented Leo Ehrlich, Chief Executive Officer at Innovation Pharmaceuticals. “In Brilacidin oral rinse, we now have a Phase 3-ready drug candidate targeting an area of large unmet need—comprising a worldwide annual market opportunity estimated to approach $1 billion—for which currently there are no FDA-approved treatments. Brilacidin is further advantageously differentiated from the two other OM drug candidates in Phase 3 testing which require being taken intravenously, whereas Brilacidin is easily administered as an oral rinse and conveniently packaged in sachet form, similar in design to a sugar packet. With a sachet, patients simply would mix the contents of the Brilacidin sachet with water for a quick-and-easy treatment at home or on-the-go.”

Mr. Ehrlich continued, “This result further validates the breadth of the Brilacidin franchise. Our novel defensin-mimetic drug candidate is anchored with mid-and-late-stage trials in three clinical indications—oral mucositis, inflammatory bowel disease, and serious skin infections—and planned extensions into dermatological diseases, such as atopic dermatitis and acne. Effectively, we have a multi-indication drug platform in Brilacidin, now planning for Phase 3 testing for the first indication, thus moving us a significant step closer to bringing Brilacidin to market.”

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About Brilacidin Phase 2 OM Trial/Comparison with Other OM Drugs in Development

The Company’s Brilacidin oral rinse demonstrated a strong therapeutic benefit in patients receiving the aggressive chemotherapy regimen (cisplatin administered 80-100 mg/m2, every 21 days), which currently is in common use. In this patient population, incidence of Severe OM (WHO Grade ≥ 3) was reduced to 25.0 percent in the modified Intent-to-Treat (mITT) population, versus 71.4 percent of placebo patients. In the Per Protocol (PP) patient group, incidence of Severe OM dropped to 14.3 percent for patients receiving Brilacidin, compared to 72.7 percent among those receiving placebo.

The completed Phase 2 study (see NCT02324335) met its primary endpoint, showing a reduction of Severe OM incidence versus placebo, as well as beneficial treatment effects in reducing the duration of Severe OM and in delaying the onset of Severe OM. Furthermore, Brilacidin showed a favorable safety profile and -was well-tolerated.

Linked below is information, published in a blog on the Company’s website, elaborating on how Brilacidin is positioned compared to other investigational Oral Mucositis drugs in clinical development.

http://www.ipharminc.com/new-blog/2018/9/24/brilacidin-for-oral-mucositis-at-a-glance-comparative-data-presentation-with-other-investigational-om-drugs

About Brilacidin and Severe Oral Mucositis

There currently are no FDA-approved drugs for the prevention of Severe OM (SOM) (WHO Grade ≥ 3) in HNC patients receiving chemoradiation. The additional expenses incurred by patients suffering from SOM are estimated to be as high as $18,000 to $25,000 per case in the U.S. when hospitalization is required. These factors contribute to SOM qualifying as an area of significant unmet medical need. According to published statistics, the number of new annual HNC cases in the U.S. is estimated to be 65,000, and worldwide, ~750,000 cases. Between 60 and 70 percent of these HNC patients typically will develop Severe OM, with the overall incidence of HNC patients developing some grade of OM (WHO Grades 1 to 4) approaching 100 percent. Because it cannot be predicted which patients will develop SOM, a preventative treatment, such as Brilacidin oral rinse, would begin in all patients as soon as starting chemoradiation and continue until its completion (typically a seven-week course). Given Brilacidin is administered as a convenient oral rinse, with plans to package it in an easily transportable sachet form, the Company believes it would be attractive both to doctors and patients—likely translating to widespread and rapid market adoption should Brilacidin oral rinse gain regulatory approval.

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About Innovation Pharmaceuticals

Innovation Pharmaceuticals Inc. (IPIX) is a clinical stage biopharmaceutical company developing a world-class portfolio of innovative therapies addressing multiple areas of unmet medical need, including inflammatory diseases, cancer, infectious disease, and dermatologic diseases. Brilacidin, a versatile compound with broad therapeutic potential, is in a new chemical class called defensin-mimetics. A Phase 2 trial of Brilacidin as an oral rinse for the prevention of Severe Oral Mucositis (SOM) in patients with Head and Neck Cancer, met its primary and secondary endpoints, including reducing the incidence of SOM. The Company plans to advance Brilacidin oral rinse into Phase 3 development, subject to available financial resources. Positive results were also observed in a Phase 2 Proof-of-Concept trial treating patients locally with Brilacidin for Ulcerative Proctitis/Ulcerative Proctosigmoiditis. A Phase 2b trial of Brilacidin showed a single intravenous dose of the drug delivered comparable outcomes to a seven-day dosing regimen of the FDA-approved blockbuster daptomycin in treating Acute Bacterial Skin and Skin Structure Infections. Kevetrin is a novel anti-cancer drug shown to modulate p53, often referred to as the “Guardian Angel Gene” due to its crucial role in controlling cell mutations, and has successfully completed a Phase 2 trial in ovarian cancer. More information is available on the Company website at www.IPharmInc.com.

Forward-Looking Statements: This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements concerning projected timelines for the initiation and completion of clinical trials, including planned Phase 3 trials of Brilacidin, receipt of the official meeting minutes from the FDA and the contents thereof, our future drug development plans, other statements regarding future product developments, and markets, including with respect to specific indications, and any other statements which are other than statements of historical fact. These statements involve risks, uncertainties and assumptions that could cause the Company’s actual results and experience to differ materially from anticipated results and expectations expressed in these forward-looking statements. The Company has in some cases identified forward-looking statements by using words such as “anticipates,” “believes,” “hopes,” “estimates,” “looks,” “expects,” “plans,” “intends,” “goal,” “potential,” “may,” “suggest,” and similar expressions. Among other factors that could cause actual results to differ materially from those expressed in forward-looking statements are the Company’s need for, and the availability of, substantial capital in the future to fund its operations and research and development; including the amount and timing of the sale of shares of common stock under securities purchase agreements; the fact that the Company’s compounds may not successfully complete pre-clinical or clinical testing, or be granted regulatory approval to be sold and marketed in the United States or elsewhere. A more complete description of these risk factors is included in the Company’s filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by applicable law or regulation.

INVESTOR AND MEDIA CONTACT

Innovation Pharmaceuticals Inc.

Leo Ehrlich

info@ipharminc.com

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